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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-22695, 333-41437 and 333-84282) and
Registration Statement on Forms S-8 (Nos. 33-65054, 33-65058, 333-38912, and 333-61925) of Forest City Enterprises, Inc. and Subsidiaries of our report dated March 13, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 13, 2002 relating to the financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in the Registration Statements filed on Form S-3.


/s/ PricewaterhouseCoopers LLP

Cleveland, OH
April 25, 2002